Exhibit 2.2

List of Schedules and Exhibits to Agreement and Plan of Merger

     The following is a list of the subject matters of the exhibits and schedules to the merger agreement and the disclosure letter delivered by Western Wireless to ALLTEL and the disclosure letter delivered by ALLTEL to Western Wireless concurrently with entering into the merger agreement, which disclosure letters were both omitted from Exhibit 2.1 pursuant to Item 601(b)(2) of Regulation S-K.

(i)	Exhibits and Schedules to the Merger Agreement

Exhibit A	–		Form of Voting Agreement
Exhibit B	–		Form of the Company Affiliate Agreement
Schedule 2.1(d)(ii)		–	Explanation of Potential Adjustment to Merger Consideration (triggered in the event ALLTEL is required by the NYSE to obtain shareholder approval)
Schedule 5.9(d)	–	Regulatory Commitment

(ii)	List of Subject Matters under Western Wireless Disclosure Schedule

Section 3.1(b) – Qualification, Organization, Etc.
Sections 3.2(b), (c), (d), (e) and (f) – Capital Stock
Sections 3.3(b) and (c) – Corporate Authority; No Violation.
Section 3.4(a) – Reports and Financial Statements
Section 3.5 – Internal Controls and Procedures
Section 3.6 – No Undisclosed Liabilities
Sections 3.7(a) and (b) – No Violation of Law; Permits
Section 3.8 – Environmental Laws and Regulations
Sections 3.9(a) and (b) – Employee Benefit Plan
Section 3.11(a) and (b) – Investigations; Litigation
Sections 3.15(e) and (i) – Tax Matters
Section 3.17 – Intellectual Property
Section 3.20(b) – Material Contracts
Sections 3.21(a), (e), and (g) – Domestic Communications Regulatory Matters
Section 3.22 – Foreign Communications Regulatory Matters
Section 3.24 – Affiliate Transactions
Sections 5.1(a)(i), (iii), (ix), (x), (xi) and (xiii) – Conduct of Business
Section 5.7 – Stock Options; Restricted Stock; Employee Matters
Section 5.17 – Internal Controls and Procedure

(iii)	List of Subject Matters under ALLTEL Disclosure Schedule

Section 4.1 – Qualification; Organization, Etc.
Section 4.2 – Capital Stock
Section 4.3 – Corporate Authority Relative to this Agreement; No Violation
Section 4.5 – Internal Controls and Procedures
Section 4.9(a) – Employee Benefit Plans
Section 4.14 – Tax Matters
Section 4.15 – Labor Matters
Section 4.18 – Communications Regulatory Matters
Section 5.1(b) – Conduct of Business
Section 5.9(d) – Filings; Other Actions